As filed with the Securities and Exchange Commission on December 22, 1998.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               MEDIA GENERAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Commonwealth of Virginia                            54-0850433
      (State or Other Jurisdiction                       (I.R.S. Employer
    of Incorporation or Organization)                  Identification Number)

               333 East Franklin Street, Richmond, Virginia 23219
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                              MEDIAL GENERAL, INC.
                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                           George L. Mahoney, Esquire
                          General Counsel and Secretary
                               Media General, Inc.
                            333 East Franklin Street
                            Richmond, Virginia 23219
                                 (804) 649-6000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE
====================================== ================= ==================== ==================== ============
                                                           Proposed Maximum     Proposed Maximum     Amount of
                                         Amount to be     Offering Price per   Aggregate Offering  Registration
Title of Securities to be Registered      Registered          Obligation             Price              Fee
-------------------------------------- ----------------- -------------------- -------------------- ------------
Deferred Compensation
  Obligations (1).....................  $30,000,000 (2)           100%           $30,000,000 (2)      $8,340
====================================== ================= ==================== ==================== ============

(1) The Deferred Compensation Obligations are unsecured obligations of Media General, Inc. to pay deferred compensation in the future in accordance with the terms of the Media General, Inc. Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) and is based upon an estimate of the amount of compensation to be deferred by participants.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, as amended by Form 10-K/A (Amendment No. 1), filed June 29, 1998, File No. 1-6383; and

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998, June 28, 1998 and September 27, 1998, File No. 1-6383.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4      Description of Securities

         The securities being registered are deferred compensation obligations ("Deferred Compensation Obligations") of the Registrant under the Media General, Inc. Deferred Compensation Plan (the "Plan"). The following description of the Deferred Compensation Obligations is qualified in its entirety by reference to the complete text of the Plan set forth as Exhibit 4.3 to this Registration Statement. Capitalized terms used in this Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings attributed to such terms in the Plan.

         The Deferred Compensation Obligations incurred by the Registrant under the Plan are unsecured general obligations of the Registrant, and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant outstanding from time to time. The Plan is unfunded, and the Registrant is not required to set aside assets to be used for payment of the Deferred Compensation Obligations. Because the Registrant is a holding company and its principal assets are its operating subsidiaries, the Registrant's ability to make payments to Participants in connection with Deferred Compensation Obligations under the Plan may be subject to the availability of funds from such subsidiaries. In addition, the right of the Registrant (and hence the rights of creditors of the Registrant, including Participants in the Plan) to participate in a distribution of the assets of a subsidiary of the Registrant upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor may be recognized.

         Under  the  Plan,  the  Registrant  will  provide  a  select  group  of
management  or  highly   compensated   employees  of  the   Registrant  and  its
subsidiaries with the opportunity to elect to defer a portion of the compensation otherwise payable to such employees during any Plan Year. An employee who elects to participate in the Plan ("Participant") may defer the receipt of Base Annual Salary and/or Bonus payable by the Registrant to the Participant ("Deferral Contribution"). This elective Deferral Contribution will be credited by the Registrant to a Deferral Contribution Account established in the name of the Participant. A Participant may designate a fixed dollar amount to be deducted from his or her Base Annual Salary and may designate a fixed dollar amount or a percentage to be deducted from his or her Bonus. The minimum amount of Base Annual Salary and/or Bonus that may be deferred during any Plan Year is $4,000. The maximum deferral during any Plan Year is 80% of Base Annual Salary and 100% of the amount of any Bonus.

         The amounts deferred by Participants under the Plan represent an obligation of the Registrant to make payments to the Participants at some time in the future. The amount that the Registrant is required to pay to any Participant under the terms of the Plan is equal to the Deferral Contributions made by the Participant, as adjusted for hypothetical gains or losses attributable to the deemed investment of such Deferral Contributions in hypothetical investment alternatives chosen by the Participant, all of which is reflected in the Participant's Deferral Contribution Account (bookkeeping accounts maintained by the Registrant for each of the Participants).

         At the beginning of each Plan Year, the Registrant shall provide the Participants with a list of hypothetical investments available under the Plan. In the sole discretion of the Registrant, the hypothetical investments available under the Plan may be changed and Participants may be required to reallocate and redirect the investment of their Deferral Contributions. A Participant may make changes in his or her choice of hypothetical investments on a monthly basis to reallocate the manner in which earlier Deferral Contributions, as well as any appreciation or depreciation with respect thereto, are invested under the Plan and to redirect the investment of future Deferral Contributions. Any cash earnings generated under a hypothetical investment (such as interest, cash dividends and other distributions) shall, in the Registrant's sole discretion, either be deemed to be reinvested in such hypothetical investment or reinvested in one or more other hypothetical investments designated by the Registrant. With respect to any distribution or reallocation of Deferral Contribution Accounts, the Registrant is granted the authority under the Plan to select the dates to be used for valuation purposes.

         Each   Participant  is  at  all  times  100%  vested  in  all  Deferral
Contributions, as well as in any appreciation (or depreciation) in the amount thereof due to gains and losses from the hypothetical investments.

         The Plan provides for the suspension of Participant deferrals under certain circumstances, including financial emergencies, disability and unpaid leave of absences. The Plan also provides for interim distributions of amounts payable from the Participant's Deferral Contribution Account and for withdrawal of Plan amounts in the event of a financial emergency.

         The amounts payable to Participants under the Plan are distributed in accordance with the distribution provisions of the Plan. Generally, such distributions are made upon termination of employment, retirement, death or disability. Payment of benefits may either be in a lump sum or in installments at the Participant's election. The Registrant is entitled to withhold all federal, state and local income, employment and other taxes required to be withheld by the Registrant in connection with payments to be made to Participants under the Plan.

         The Registrant reserves the right to amend or terminate the Plan, provided that any such amendment does not decrease or restrict the value of a Participant's account balance under the Plan in existence at the time the amendment is made, and provided further that no amendment shall be made after a change in control that would adversely affect the vesting, calculation or payment of benefits under the Plan or diminish any other rights or protections any Participant has under the Plan (unless the Participant consents in writing to such amendment).

Item 5      Interests of Named Experts and Counsel

         The validity of the securities offered hereby has been passed upon for the Registrant by George L. Mahoney, Esquire, General Counsel of the Registrant. As of December 21, 1998, Mr. Mahoney beneficially owned an aggregate of 10,816 shares of the Registrant's Class A Common Stock.

Item 6      Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         Article IV of the Registrant's Restated Articles of Incorporation provides that the Registrant shall indemnify each of its directors and officers, and the directors and officers of its subsidiaries, against liabilities incurred in connection with any actual or threatened suit or proceeding to which such director or officer was a party by reason of his being or having been a director or officer, except in circumstances where such director or officer is adjudged liable because of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of such person's office. In the event of the satisfaction of a judgment or fine in any proceeding in which no determination is made as to any of the foregoing types of misfeasance, or in the event of a settlement or other disposition of a proceeding, the Registrant shall indemnify the subject director or officer against payments made or obligations incurred (including reasonable attorneys' fees, costs and expenses) if a disinterested majority of the Board of Directors (acting in certain cases upon the written advice of counsel) find that such director or officer had no liability by reason of misfeasance and the payments sought are reasonable.

         In addition, the Registrant shall pay for or reimburse the reasonable expenses of any such director or officer incurred by reason of his being a party to a proceeding if the director or officer furnishes a statement to the Registrant stating his good faith belief that he has met the standard of conduct that would entitle him to indemnification under Article IV and such statement includes an undertaking to repay any advance if it is ultimately determined that he did not meet the required standard of conduct. The Registrant carries directors' and officers' liability insurance.

Item 7      Exemption from Registration Claimed

         Not applicable.

Item 8      Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Restated Articles of Incorporation of Media General, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 1-6383.

         4.2 Bylaws of Media General, Inc., amended and restated as of July 31, 1997, incorporated by reference to Exhibit 3(ii) of the Registrant's Form 10-Q for the period ended September 28, 1997, File No. 1-6383.

         4.3      Media General, Inc. Deferred Compensation Plan.*

         5.1      Opinion of George L. Mahoney, Esquire.*

         23.1     Consent of George L. Mahoney (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.*

         24       Powers of Attorney (included on Signature Page).*

         --------------

         *Filed herewith

Item 9      Undertakings

         (a)     The undersigned Registrant hereby undertakes:

                 (1)     To file, during any period in which offers or sales are
                         being  made,   a   post-effective   amendment  to  this
                         registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii)   To  include  any  material   information   with
                                 respect  to  the  plan  of   distribution   not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided,   however,   that  paragraphs  (a)(1)(i)  and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 22nd day of December, 1998.


                             MEDIA GENERAL, INC.



                             By: /s/ J. Stewart Bryan III
                                 ----------------------------------------------
                                 J. Stewart Bryan III
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned  hereby appoints  Marshall N. Morton and George
L. Mahoney, either of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                       Title                                Date
/s/  J. Stewart Bryan III                                Chairman, President and                December 22, 1998
-------------------------------------------       Chief Executive Officer and Director
            J. Stewart Bryan III                      (Principal Executive Officer)



/s/ Marshall N. Morton                                  Senior Vice President and               December 22, 1998
-------------------------------------------       Chief Financial Officer and Director
             Marshall N. Morton                       (Principal Financial Officer)


/s/ Stephen Y. Dickinson                                       Controller                       December 22, 1998
-------------------------------------------          (Principal Accounting Officer)
            Stephen Y. Dickinson



                                                                Director                        December __, 1998
-------------------------------------------
              Charles A. Davis


                                                                Director                        December __, 1998
-------------------------------------------
           Robert V. Hatcher, Jr.


/s/  John G. Medlin, Jr.                                        Director                        December 22, 1998
-------------------------------------------
             John G. Medlin, Jr.


/s/  Robert P. Black                                            Director                        December 22, 1998
-------------------------------------------
               Robert P. Black


                                                                Director                        December __, 1998
-------------------------------------------
                Roger H. Mudd


/s/ Wyndham Robertson                                           Director                        December 22, 1998
-------------------------------------------
              Wyndham Robertson


                                                                Director                        December __, 1998
-------------------------------------------
           Henry L. Valentine, II


                                  EXHIBIT INDEX


Exhibit No.                                          Document

    4.1 Restated Articles of Incorporation of Media General, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 1-6383.

    4.2 Bylaws of Media General, Inc., amended and restated as of July 31, 1997, incorporated by reference to Exhibit 3(ii) of the Registrant's Form 10-Q for the period ended September 28, 1997, File No. 1-6383.

    4.3        Media General, Inc. Deferred Compensation Plan.*

    5.1        Opinion of George L. Mahoney, Esquire.*

    23.1       Consent of George L. Mahoney (included in Exhibit 5.1).

    23.2       Consent of Ernst & Young LLP.*

    24         Powers of Attorney (included on Signature Page).*

--------------

*Filed herewith